Exhibit 23.1

               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

As independent certified public accountants, we hereby consent to the incorporation of our report included in this Form 11-K, into the Company's previously filed Registration Statement File No. 33-87950.

/s/ ARTHUR ANDERSEN LLP

Fort Lauderdale, Florida,
    June 28, 1996.